UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): November 18, 2001


                                 CONOCO INC.

            (Exact Name of Registrant as Specified in its Charter)


    DELAWARE                       1-14521                  51-0370352
(State or Other                (Commission File           (IRS Employer
Jurisdiction of                    Number)                Identification
 Incorporation)                                               Number)

                         600 NORTH DAIRY ASHFORD ROAD
                             HOUSTON, TEXAS 77079
                    (Address of Principal Executive Office)

      Registrant's telephone number, including area code: (281) 293-1000


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Item 5. Other Events

          On November 18, 2001, Conoco Inc. ("Conoco"), a Delaware corporation, and Phillips Petroleum Company ("Phillips"), a Delaware corporation, entered into an Agreement and Plan of Merger (the "Merger Agreement"). The transaction (the "Transaction") is structured as a merger of equals in which the holders of common stock of Conoco will receive 0.4677 shares of common stock of a newly organized Delaware corporation to be named ConocoPhillips for each share of Conoco common stock and in which the holders of common stock of Phillips will receive one share of ConocoPhillips common stock for each share of Phillips common stock. Pursuant to the Merger Agreement, Conoco and Phillips will continue as wholly-owned subsidiaries of ConocoPhillips.

          Consummation of the Transaction is subject to various conditions, including the approval by the stockholders of each company and the receipt of customary regulatory approvals. A copy of the Merger Agreement is included herein as Exhibit 2.1 and a copy of the joint press release of Conoco and Phillips with respect to the Transaction is included herein as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.    Description

2.1 Agreement and Plan of Merger dated as of November 18, 2001 by and among Phillips Petroleum Company, CorvettePorsche Corp., Porsche Merger Corp., Corvette Merger Corp. and Conoco Inc. (filed as Exhibit 2.1 to the Current Report on Form 8-K by Phillips Petroleum Company dated November 18, 2001 and incorporated herein by reference)

99.1 Joint Press Release issued by Conoco Inc. and Phillips Petroleum Company, dated November 18, 2001





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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Conoco Inc.,


                                     By: /s/ RICK A. HARRINGTON
                                         ---------------------------------
                                         Name:  Rick A. Harrington
                                         Title: Senior Vice President,
                                                Legal and General Counsel

Dated: November 19, 2001


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                                 EXHIBIT INDEX

Exhibit No.    Description

2.1 Agreement and Plan of Merger dated as of November 18, 2001 by and among Phillips Petroleum Company, CorvettePorsche Corp., Porsche Merger Corp., Corvette Merger Corp. and Conoco Inc. (filed as Exhibit 2.1 to the Current Report on Form 8-K by Phillips Petroleum Company dated November 18, 2001 and incorporated herein by reference)

99.1 Joint Press Release issued by Conoco Inc. and Phillips Petroleum Company, dated November 18, 2001